Exhibit 10.1

NINTH AMENDMENT TO CREDIT AGREEMENT

This NINTH AMENDMENT TO CREDIT AGREEMENT dated as of September 8, 2015 (the “Amendment”) is entered into among Spark Networks USA, LLC, a Delaware limited liability company (the “Borrower”), Sparks Networks, Inc., a Delaware corporation (the “Parent”), the Subsidiary Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent.  All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Parent, the Lenders and Bank of America, N.A., as Administrative Agent entered into that certain Credit Agreement dated as of February 14, 2008 (as amended and modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement as set forth below;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Amendments.

(a)The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“CD Accounts” means the accounts maintained with the Administrative Agent that hold certificates of deposit or time deposits pledged to secure the Obligations, and any renewals or rollovers of such accounts.

“CD Agreements” means the security agreements, assignment agreements and/or deposit account control agreements executed with respect to the CD Accounts, and such other agreements as may be requested by the Administrative Agent in connection with the pledge of the CD Accounts, in each case, in form and substance satisfactory to the Administrative Agent.

(b)The definition of “Collateral Documents” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Collateral Documents” means, collectively, the Collateral Agreement, the Parent Guaranty, the Subsidiary Guaranty, the Mortgages (if any), the Foreign Security Documents, the CD Agreements and each other agreement or writing pursuant to which any Loan Party purports to pledge or grant a security interest in any property or assets securing the Obligations or any such Person purports to guaranty the payment and/or performance of the Obligations, in each case, as amended, restated, supplemented or otherwise modified from time to time.

(c)Section 4.02 of the Credit Agreement is hereby amended to add a new clause (d) immediately following clause (c) to read as follows:

(d)  The Administrative Agent shall have received (i) satisfactory evidence that the CD Accounts have been established, (ii) duly executed CD Agreements with respect to the CD Accounts and (iii) satisfactory evidence that the value of the certificates of deposit in the CD Accounts is in excess of the sum of (x) the requested Credit Extension plus (y) the Outstanding Amount of all Committed Loans, Swing Line Loans and L/C Obligations.

(d)A new Section 6.20 is hereby added to the Credit Agreement to read as follows:

6.20CD Accounts.  At all times cause the value of the certificates of deposit and/or time deposits in the CD Accounts to be no less than 100% of the Outstanding Amount of the Committed Loans, Swing Line Loans and L/C Obligations.  Upon the Administrative Agent’s request, the Borrower shall deliver any certificate evidencing any of the CD Accounts to the Administrative Agent, duly endorsed over to the Administrative Agent, as necessary.

(e)	Section 7.12(b) of the Credit Agreement is hereby amended to read as follows:

(b)       Minimum Consolidated Adjusted EBITDA.  Permit the Consolidated Adjusted EBITDA for each six month period of the Parent ending on the last day of each fiscal quarter set forth below to be less than the corresponding amount set forth below:

Fiscal Quarter Ending	Minimum Consolidated Adjusted EBITDA
September 30, 2015	($500,000)
December 31, 2015 and each fiscal quarter ending thereafter	($2,000,000)

(f)	Section 7.12(d) of the Credit Agreement is hereby amended to read as follows:

(d)  Minimum Contribution.  Permit the Minimum Contribution for each period of four consecutive fiscal quarters of the Parent ending on the last day of each fiscal quarter to be less than (i) for the fiscal quarter ending September 30, 2015, $15,500,000 and (ii) thereafter, $15,000,000.

2.	Conditions Precedent. This Amendment shall be effective upon satisfaction of the following conditions precedent:

(a)	The Administrative Agent shall have received counterparts of this Amendment executed by the Borrower, the Guarantors, the Required Lenders and the Administrative Agent.

(b)	The Administrative Agent, for the ratable benefit of the Lenders, an amendment fee equal to $7,500.

(c)	The Administrative Agent shall have received all reasonable fees and expenses owing to the Administrative Agent, including fees of counsel to the Administrative Agent.

3.

Reaffirmation of Credit Agreement.  The Credit Agreement and the obligations of the Loan Parties thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.  This Amendment is a Loan Document.

4.

Reaffirmation of Guaranties. Except as expressly provided herein, each Guarantor hereby (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents to which it is a party and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Guarantor's obligations under the Loan Documents to which it is a party.

5.

Reaffirmation of Security Interests. Except as expressly provided herein, each Loan Party (a) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (b) agrees that this Amendment shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents.

6.	Representations and Warranties/No Default.

(a)	By its execution hereof, each Loan Party hereby certifies that after giving effect to this Amendment:

(i)

each of the representations and warranties set forth in the Credit
Agreement and the other Loan Documents is true and correct in all material respects as of the date hereof as if fully set forth herein, except:

(A)	to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date;

(B)

the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement;

(C)	that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects as of the date hereof (subject to clause (A) above); and

(ii)	no Default or Event of Default has occurred and is continuing as of the date hereof or would result after giving effect to the transactions contemplated hereunder.

(b)

By its execution hereof, each Loan Party hereby represents and warrants that such Person has all requisite power and authority and has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Amendment and each other document executed in connection herewith to which it is a party in accordance with their respective terms.

(c)

This Amendment and each other document executed in connection herewith has been duly executed and delivered by the duly authorized officers of each Loan Party, and each such document constitutes the legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms.

7.

FATCA.  For purposes of determining withholding Taxes imposed under the Foreign Account Tax Compliance Act (FATCA), from and after the effective date of this Amendment, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

8.

Release.  In  consideration of the Lenders entering into this Amendment, the Loan Parties hereby release the Administrative Agent, the Lenders, and the Administrative Agent’s and the Lenders’ respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act on or prior to the date hereof.

10.	GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

11.

Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other secured electronic format (.pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

SPARK NETWORKS USA, LLC, as Borrower

By: /s/ Robert O'Hare

Name:  Robert O'Hare

Title: Chief Financial Officer

SPARK NETWORKS, INC., as Parent

By: /s/ Robert O'Hare

Name:  Robert O'Hare

Title: Chief Financial Officer

LOV USA, LLC, as Subsidiary Guarantor

By: /s/ Robert O'Hare

Name:  Robert O'Hare

Title: Chief Financial Officer

MINGLEMATCH, INC., as Subsidiary Guarantor

By: /s/ Robert O'Hare

Name:  Robert O'Hare

Title: Treasurer

HURRYDATE, LLC, as Subsidiary Guarantor

By: LOV USA, LLC, its Sole Member

By: /s/ Robert O'Hare

Name:  Robert O'Hare

Title: Chief Financial Officer

SN EVENTS, INC., as Subsidiary Guarantor

By: /s/ Robert O'Hare

Name:  Robert O'Hare

Title: Chief Financial Officer

KIZMEET, INC., as Subsidiary Guarantor

By: /s/ Robert O'Hare

Name:  Robert O'Hare

Title: Chief Financial Officer

SN HOLDCO, LLC, as Subsidiary Guarantor

By: /s/ Robert O'Hare

Name:  Robert O'Hare

Title: Chief Financial Officer

ADMINISTRATIVE

AGENT:bank of america, n.a.,

as Administrative Agent

By: /s/ Julie Yamauchi

Name: Julie Yamauchi

Title: Senior Vice President

LENDERS:bank of america, n.a.,

as Lender, L/C Issuer and Swing Line Lender

By: /s/ Julie Yamauchi

Name: Julie Yamauchi

Title: Senior Vice President